Securities and Exchange Commission
                      Washington, D.C.  20549

                             Form 8-K

                          Current Report

                  Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 30, 1996

                           Biogen, Inc.
      (Exact name of Registrant as specified in its charter)


Massachusetts              0-12042                      04-3002117
(State or other              (Commission              (IRS Employer
jurisdiction of               File Number)             Identification No.)
incorporation)


                        14 Cambridge Center
                        Cambridge, MA 02142
        (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (617) 679-2000

                             Exhibit Index on page 4.

Item 5.   Other Events.

     On April 30, 1996, the Registrant publicly disseminated a press release discussing the decision by U.S. District Court Judge James Robertson to reject a motion by Berlex Laboratories, Inc. for a temporary restraining order in Berlex's suit against the United States Food and Drug Administration. Berlex sought the temporary restraining order to prevent the FDA from approving the Registrant's product license application and establishment license application for the Registrant's AVONEX (TM) interferon beta - 1a. The information contained in the press release is incorporated herein by reference and filed as
Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits.


(c)  Exhibits.

     99.1    The Registrant's Press Release dated April 30, 1996.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                Biogen, Inc.


                                                 By:
                                                    /s/    Michael J. Astrue
                                                           Vice President
                                                           General Counsel




Date: April 30, 1996

                           EXHIBIT INDEX

Exhibit                                                       Sequential
Number              Description                               Page Number

99.1                The Registrant's Press Release               5
                       dated April 30, 1996

Media Contact:
Kathryn R. Bloom
Director of Communications
Biogen, Inc.
Tel:  (617) 679-2851

Investment Community Contact:
Richard E.N. Lundberg
Manager, Investor Relations
Biogen, Inc.
Tel:  (617) 679-2822
Internet:  Rick Lundberg at mail.Biogen.com

                                   FOR IMMEDIATE RELEASE

                BIOGEN COMMENTS ON COURT DENIAL OF BERLEX
            ATTEMPT TO DELAY MARKETING OF AVONEX(TM)


Cambridge, MA (April 30, 1996) -- Biogen, Inc. (NASDAQ/BGEN) said today it is pleased the Food and Drug Administration will be able to proceed without delay to conclude its review of Biogen's application for a license to market AVONEX(TM) (Interferon beta-1a). FDA action was cleared by U.S. District Court Judge James Robertson, who rejected a motion for a temporary restraining order in a lawsuit filed by Berlex Laboratories, Inc. against FDA, seeking to bar approval of Biogen's AVONEX(TM) for the treatment of multiple sclerosis. Biogen said it expects FDA will follow the unanimous recommendation of the Advisory Committee on December 4, 1995, and grant a license to market AVONEX(TM) in a timely fashion.

"We look forward to making AVONEX(TM) available to multiple sclerosis patients as quickly as possible," Biogen stated. "AVONEX(TM) is the only MS drug that has been proven to slow progression of disability in MS patients and reduce the frequency of exacerbations. It has once-a-week dosing and a more moderate side-effect profile that does not include injection-site reactions and skin necrosis associated with the product marketed by Berlex. We believe any delay in the availability of this treatment option would be contrary to the best interests of MS patients."

Biogen, Inc., headquartered in Cambridge, MA, is a biopharmaceutical company principally engaged in developing and manufacturing drugs for human healthcare through genetic engineering. The Company's revenues are generated from the worldwide sales by licensees of a number of products, including alpha interferon and hepatitis B vaccines and diagnostic products. Biogen is focused primarily on developing and testing products for the treatment of multiple sclerosis, inflammatory and respiratory diseases and certain viruses and cancers.